                       FLUOROSCAN IMAGING SYSTEMS, INC.

                       1994 DIRECTORS STOCK OPTION PLAN

                       FLUOROSCAN IMAGING SYSTEMS, INC.
                       1994 DIRECTORS STOCK OPTION PLAN
                              TABLE OF CONTENTS
                              -----------------

                                                                         Page
                                                                         ----


  ARTICLE I    ESTABLISHMENT..............................................  1
      1.1      Purpose....................................................  1
               -------

  ARTICLE II   DEFINITIONS................................................  1
      2.1      "Affiliate"................................................  1
                ---------
      2.2      "Agreement" or "Option Agreement"..........................  1
                ---------      ----------------
      2.3      "Board of Directors" or "Board"............................  1
                ------------------      -----
      2.4      "Cause"....................................................  1
                -----
      2.5      "Change in Control"........................................  2
                -----------------
      2.6      "Change in Control Price"..................................  3
                -----------------------
      2.7      "Code" or "Internal Revenue Code"..........................  3
                ----      ---------------------
      2.8      "Commission"...............................................  3
                ----------
      2.9      "Committee"................................................  3
                ---------
      2.10     "Common Stock".............................................  3
                ------------
      2.11     "Company"..................................................  3
                -------
      2.12     "Director".................................................  3
                --------
      2.13     "Disability"...............................................  3
                ----------
      2.14     "Disinterested Person".....................................  4
                --------------------
      2.15     "Effective Date"...........................................  4
                --------------
      2.16     "Exchange Act".............................................  4
                ------------
      2.17     "Fair Market Value"........................................  4
                -----------------
      2.18     "Grant Date"...............................................  4
                ----------
      2.19     "Grossman/Issette Entities"................................  4
                -------------------------
      2.20     "Grossman/Issette Interest"................................  5
                -------------------------
      2.21     "Option"...................................................  5
                ------
      2.22     "Option Period"............................................  5
                -------------
      2.23     "Option Price".............................................  5
                ------------
      2.24     "Participant"..............................................  5
                -----------
      2.25     "Plan".....................................................  5
                ----
      2.26     "Representative"...........................................  5
                --------------
      2.27     "Rule 16b-3"...............................................  5
                ----------
      2.28     "Securities Act"...........................................  5
                --------------
      2.29     "Spread"...................................................  6
                ------
      2.30     "Termination of Directorship"..............................  6
                ---------------------------

  ARTICLE III  ADMINISTRATION.............................................  6
      3.1      Committee Structure and Authority..........................  6
               ---------------------------------

                                                                          Page
                                                                          ----
  ARTICLE IV    STOCK SUBJECT TO PLAN......................................  8
      4.1       Number of Shares...........................................  8
                ----------------
      4.2       Release of Shares..........................................  8
                -----------------
      4.3       Restrictions on Shares.....................................  8
                ----------------------
      4.4       Stockholder Rights.........................................  9
                ------------------
      4.5       Best Efforts To Register...................................  9
                ------------------------
      4.6       Anti-Dilution..............................................  9
                -------------

  ARTICLE V     OPTION GRANTS.............................................  10
      5.1       Eligibility...............................................  10
                -----------
      5.2       Grant and Exercise........................................  10
                ------------------
      5.3       Terms and Conditions......................................  10
                --------------------

  ARTICLE VI    PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER
                THE PLAN..................................................  12
      6.1       Transfer of Shares........................................  12
                ------------------
      6.2       Limited Transfer During Offering..........................  12
                --------------------------------
      6.3       Committee Discretion......................................  12
                --------------------
      6.4       No Company Obligation.....................................  13
                ---------------------
      6.5       Sale of Grossman/Issette Interest.........................  13
                ---------------------------------

  ARTICLE VII   CHANGE IN CONTROL PROVISIONS..............................  13
      7.1       Impact of Event...........................................  13
                ---------------

  ARTICLE VIII  MISCELLANEOUS.............................................  14
      8.1       Amendments and Termination................................  14
                --------------------------
      8.2       Unfunded Status of Plan...................................  15
                -----------------------
      8.3       General Provisions........................................  15
                ------------------
      8.4       Certain Rights............................................  16
                --------------
      8.5       Options in Substitution for Options Granted by Other
                ----------------------------------------------------
                Corporations..............................................  16
                ------------
      8.6       Procedure for Adoption....................................  16
                ----------------------
      8.7       Procedure for Withdrawal..................................  17
                ------------------------
      8.8       Delay.....................................................  17
                -----
      8.9       Headings..................................................  17
                --------
      8.10      Severability..............................................  17
                ------------
      8.11      Successors and Assigns....................................  17
                ----------------------
      8.12      Entire Agreement..........................................  17
                ----------------

                        FLUOROSCAN IMAGING SYSTEMS, INC.

                        1994 DIRECTORS STOCK OPTION PLAN


                                   ARTICLE I
                                   ---------

                                 ESTABLISHMENT
                                 -------------

     1.1  Purpose.
          -------

     The FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan ("Plan") is hereby established by FluoroScan Imaging Systems, Inc. ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors of the Company who are not employees to achieve long-term growth in stockholder equity in the Company and to retain the association of those individuals. The Plan and the grant of Options thereunder is expressly conditioned upon the Plan's approval by the security holders of the Company to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and if such approval is not obtained then the Plan and all grants of Options thereunder shall be null and void ab initio.
     ---------


                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

     For purposes of the Plan, the following terms are defined as set forth below:

     2.1  "Affiliate" means any individual, corporation, partnership,
           ---------
association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2  "Agreement" or "Option Agreement" means, individually or collectively,
           ---------      ----------------
any agreement entered into pursuant to the Plan pursuant to which an Option is granted to a Participant.

     2.3  "Board of Directors" or "Board" means the Board of Directors of the
           ------------------      -----
Company.

     2.4  "Cause" shall mean for purposes of whether and when a Participant has
           -----
incurred a Termination of Directorship for Cause (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or omission of gross misconduct with respect to the Company or an Affiliate in any material respect.

     2.5  "Change in Control" means the happening of any of the following
           -----------------
events:


          (a) (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or (ii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 2.5 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, in the case of the acquisition of beneficial ownership, that such acquisition would result in the Grossman/Issette Entities beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) following the acquisition or Corporate Transaction less than 40.1% of the Outstanding Company Common Stock or less than 40.1% of the Outstanding Company Voting Securities; excluding, however, the following: (i) any acquisition by or consummation of a or Corporate Transaction with any subsidiary of the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (ii) any acquisition by or consummation of a Corporate Transaction with a Grossman/Issette Entity, (iii) the acquisition by or consummation of a Corporate Transaction with any Person who beneficially owned, immediately prior to such acquisition or Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, or (iv) any Corporate Transaction, if more than a majority of the beneficial ownership of the Outstanding Company Voting Securities after the Corporate Transaction is held directly or indirectly by Persons who held directly or indirectly the beneficial ownership of the Outstanding Company Voting Securities before the Corporate Transaction; or

          (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.5(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened
     solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

     2.6   "Change in Control Price" means the higher of (a) the highest
            -----------------------
reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on the Nasdaq National Market System ("NASDAQ/NMS") during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Common Stock paid in such tender or exchange offer. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

     2.7   "Code" or "Internal Revenue Code" means the Internal Revenue Code of
            ----      ---------------------
1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

     2.8   "Commission" means the Securities and Exchange Commission or any
            ----------
successor agency.

     2.9   "Committee" means the person or persons who administer the Plan,
            ---------
as further described in the Plan.

     2.10  "Common Stock" means the shares of the regular voting Common Stock,
            ------------
$.0001 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     2.11  "Company" means FluoroScan Imaging Systems, Inc., a Delaware
            -------
corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.12  "Director" means each and any director who serves on the Board and
            --------
who is not an officer or employee of the Company or any of its Affiliates.

     2.13  "Disability" means a mental or physical illness that renders a
            ----------
Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

     2.14  "Disinterested Person" shall have the meaning set forth in Rule 16b-
            --------------------
3, or any successor definition adopted by the Commission.

     2.15  "Effective Date" means August 20, 1994 or such other date specified
            --------------
by the Board.

     2.16  "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
and the rules and regulations promulgated thereunder.

     2.17  "Fair Market Value" means:
            -----------------

           (a) the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

                 (i) if the Common Stock is listed on a national securities exchange or quoted on NASDAQ/NMS, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ/NMS, as the case may be;

                 (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ/NMS, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and

                 (iii) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (i) or (ii), the value determined in good faith by the Committee.

     2.18  "Grant Date" means (a) with respect to a Director on the Effective
            ----------
Date, the Effective Date and (b) with respect to any person who continues as a Director or who becomes a Director after the Effective Date, the first business day immediately following each annual meeting of stockholders of the Company (provided the person is a Director on such date).

     2.19  "Grossman/Issette Entities" means Larry S. Grossman and Arlen L.
            -------------------------
Issette, their spouses, their heirs, and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which any of Larry S. Grossman or Arlen
L. Issette, their spouses or their heirs is a member for purposes of acquiring, holding or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing and any other entity controlled by or for the benefit of any of the foregoing.

     2.20  "Grossman/Issette Interest" means the beneficial ownership (within
            -------------------------
the meaning of Rule 13d-3 promulgated under the Exchange Act) or the pecuniary interest (within the meaning of Rule 16a-1 promulgated under the Exchange Act) of the Grossman/Issette Entities in the outstanding voting securities of the Company entitled to vote generally in the election of directors or such other securities as may be specifically referenced.

     2.21  "Option" means the right to purchase the number of shares of
            ------
Common Stock specified by the Plan at a price and for a term fixed by the Plan, subject to such other limitations and restrictions as the Plan and the Committee imposes.

     2.22  "Option Period" means the period during which the Option shall be
            -------------
exercisable in accordance with the Agreement and the Plan.

     2.23  "Option Price" means the price at which the Common Stock may be
            ------------
purchased under an Option.

     2.24  "Participant" means any Director to whom an Option has been granted
            -----------
under the Plan, and in the event a Representative is appointed for a Participant or a former spouse becomes a Representative, then the term "Participant" shall mean such appointed Representative, successor Representative, or spouse as the case may be. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted. Notwithstanding the foregoing, the term "Termination of Directorship" shall mean the Termination of Directorship of the Participant, as set forth in Section 2.30.

     2.25  "Plan" means the FluoroScan Imaging Systems, Inc. 1994 Directors
            ----
Stock Option Plan, as herein set forth and as may be amended from time to time.

     2.26  "Representative" means (a) the person or entity acting as the
            --------------
executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.27  "Rule 16b-3" means Rule 16b-3, as promulgated under the Exchange Act,
            ----------
as amended from time to time, or any successor thereto.

     2.28  "Securities Act" means the Securities Act of 1933, as amended, and
            --------------
the rules and regulations promulgated thereunder.

     2.29 "Spread" means (a) prior to a Change in Control, the amount, on the
           ------
relevant date, by which the Fair Market Value of Common Stock exceeds the Option Price and (b) with respect to a Change in Control, the amount by which the Change in Control Price exceeds the Option Price.

     2.30 "Termination of Directorship" means the occurrence of any act or event
           ---------------------------
that actually or effectively causes or results in the person's ceasing, for whatever reason, to be a Director of the Company or of any Affiliate, including, without limitation, death, Disability, removal, severance at the election of the Participant, retirement, failure to be elected or stand for election as a Director, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


                                  ARTICLE III
                                  -----------

                                ADMINISTRATION
                                --------------

     3.1  Committee Structure and Authority.  The Plan shall be administered by
          ---------------------------------
the Committee, which, except as provided herein, may be comprised of one or more persons. In the absence of an appointment, the Board or the portion thereof that is a Disinterested Person shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan and the limitation of Rule 16b-3 so that the Plan is qualified thereunder:

          (a) to determine the terms and conditions of any Option hereunder (including, but not limited to, the Option Price and Period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any Option and the shares of Common Stock relating thereto);

          (b) to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of Section 10.1;

          (c) to provide for the forms of Agreement to be utilized in connection with the Plan;

          (d) to determine whether a Participant has a Disability or a retirement;

          (e) to determine what securities law requirements are applicable to the Plan, Options, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

          (f) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Options;

          (g) to interpret and make a final determination with respect to the remaining number of shares of Common Stock;

          (h) to require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (i) to determine whether and with what effect an individual has incurred a Termination of Directorship;

          (j) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

          (k) to determine the restrictions or limitations on the transfer of Common Stock;

          (l) to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

          (m) to determine the permissible methods of Option exercise and payment, including cashless exercise arrangements;

          (n) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

          (o) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any

Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to different Options.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if
                                                         -- ----
challenged in court.


                                  ARTICLE IV
                                  ----------

                             STOCK SUBJECT TO PLAN
                             ---------------------

     4.1  Number of Shares.  Subject to the adjustment under Section 4.6, the
          ----------------
total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be six hundred thousand (600,000) shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2  Release of Shares.   If any shares of Common Stock that have been
          -----------------
optioned cease to be subject to an Option, if any shares of Common Stock that are subject to any Option are forfeited, if any Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Option, such shares, in the discretion of the Committee, may again be available for distribution in connection with Options under the Plan.

     4.3  Restrictions on Shares.  Shares of Common Stock issued upon exercise
          ----------------------
of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and
(iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4  Stockholder Rights.  No person shall have any rights of a stockholder
          ------------------
as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Option or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

     4.5  Best Efforts To Register.  The Company will register under the
          ------------------------
Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Option. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

     4.6  Anti-Dilution.  In the event of any Company stock dividend, stock
          -------------
split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split- up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

                                   ARTICLE V
                                   ---------

                                 OPTION GRANTS
                                 -------------

     5.1  Eligibility.  Each Director shall be eligible to be granted Options to
          -----------
purchase shares of Common Stock as provided in the Plan.

     5.2  Grant and Exercise.  Each Director who is a Director on the Effective
          ------------------
Date shall be granted an Option on the Effective Date to purchase ten thousand (10,000) shares of Common Stock without further action by the Board or the Committee. On each Grant Date after the Effective Date each person who is a Director on such Grant Date shall be granted an Option to purchase one thousand (1,000) shares of Common Stock without further action by the Board or the Committee. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock. Each Option granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan.

     5.3  Terms and Conditions.  Options shall be subject to such terms and
          --------------------
conditions as shall be determined by the Committee and, unless otherwise provided in an Agreement, shall include the following:

          (a) Option Price.  The Option Price of all Options shall be the Fair
              ------------
     Market Value per share on the Grant Date.

          (b) Option Period.  The Option Period of each Option shall be ten (10)
              -------------
     years.

          (c) Exercisability.  Subject to Section 8.1 and any Agreement, Options
              --------------
     shall be exercisable upon the earliest of the date of the Participant's death or Disability and the date that is the six-month anniversary of the Grant Date. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Option. Any Option not yet exercised shall be forfeited if the Participant incurs a Termination of Directorship due to Cause.

          (d) Method of Exercise.  A Participant desiring to exercise an Option,
              ------------------
     in whole or in part, at any time during the Option Period must give written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with
     Section 5.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (v) by any combination of the foregoing. No shares of Common Stock shall be issued until full payment therefor has been made.

          (e) Company Loan or Guarantee.  Upon the exercise of any Option and
              -------------------------
     subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

                    (i) lend to the Participant, with recourse, an amount equal to such portion of the Option Price as the Committee may determine; or

                    (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price.

          The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Option, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

          (f) Non-transferability of Options.  Except as provided herein or in
              ------------------------------
     an Agreement, no Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or in an Agreement, every Option granted hereunder shall be freely transferable but only if such transfer is exempt under Rule 16b-3 or is made pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in Section 414 of the Code if such section applied to the Option.

          (g) Cashing Out of Option; Settlement of Spread Value in Stock.  On
              ----------------------------------------------------------
     receipt of written notice of exercise of any Option for which at least six months has elapsed since the Grant Date (provided that such limitation of six months shall not apply to an Option granted to a Participant who has subsequently died), the Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the Spread times the number of shares of Common Stock subject to the Option on the effective date of such cash out. Cash outs relating to Options held by a Participant who is actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and the Committee may determine the Spread by applying the Fair Market Value based on the highest mean sales price of the Common Stock on any exchange on which the Common Stock is listed (or NASDAQ) on any day during such "window period."


                                   ARTICLE VI
                                   ----------

             PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN
             ------------------------------------------------------

     6.1  Transfer of Shares.  A Participant may at any time make a  transfer of
          ------------------
shares of Common Stock received pursuant to the exercise of an Option to his parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. Any transfer of shares received pursuant to the exercise of an Option shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, and any provision respecting Common Stock under the Agreement, provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.

     6.2  Limited Transfer During Offering.  In the event there is an effective
          --------------------------------
registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

     6.3  Committee Discretion.  The Committee may in its sole discretion
          --------------------
include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Option (including the purchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article X shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article X, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

     6.4  No Company Obligation.  None of the Company, an Affiliate or the
          ---------------------
Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Option or the Company's purchase of Common Stock or an Option from such holder in accordance with the terms hereof.

     6.5  Sale of Grossman/Issette Interest.  Unless otherwise provided in an
          ---------------------------------
Agreement, the Company shall give notice to each Participant with respect to a sale or series of sales of any Grossman/Issette Interest other than a sale to a Grossman/Issette Entity. Upon receipt of such notice, each Participant shall, if such notice so directs, sell to such proposed purchaser a percentage of the Participant's shares of Common Stock owned and acquired pursuant to the Plan (including any shares of Common Stock which could yet be acquired pursuant to an Option) equal to that percentage of all shares of Common Stock owned by the Grossman/Issette Entities which are to be sold by the Grossman/Issette Entities to such purchaser on the same terms and conditions, including at the price per share of Common Stock to be paid, as in the sale by the Grossman/Issette Entities.


                                   ARTICLE VII
                                   -----------

                          CHANGE IN CONTROL PROVISIONS
                          ----------------------------

     7.1  Impact of Event.  Notwithstanding any other provision of the Plan to
          ---------------
the contrary, in the event of a Change in Control:

          (a) Any Options outstanding as of the date such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

          (b) Notwithstanding any other provision of the Plan, unless the Committee shall provide otherwise in an Agreement, a Participant shall have the right, whether or not the Option is fully exercisable or may be otherwise realized by the Participant, by giving notice during the 60-day period from and after a Change in Control to the Company, to elect to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the Spread, based on the Change in Control Price, times the number of shares of Common Stock subject to Option on the date of such election as to which the right granted hereunder shall have been exercised; provided, however, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of the Option held by a Participant (except a Participant who has died during such six month period), such Option shall be cancelled in exchange for a payment to the Participant on the date of the Participant's Termination of

         Directorship, equal to the Spread multiplied by the number of shares of Common Stock granted under the Option, and increased from the date of the change in control to the date of the Termination of Directorship by the prime rate as reported from time to time in The Wall Street Journal or other general publication. The 60-day period shall be extended, if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the Change in Control, and the Committee shall have sole discretion, if necessary, to approve the Participant's exercise hereunder and the date in which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Participant under Section 16(b).



                                 ARTICLE VIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

       8.1     Amendments and Termination.  The Board may amend, alter,
               --------------------------
discontinue or terminate the Plan at any time, but no amendment, alteration, discontinuation or termination shall be made which would (a) reduce the current value of an Account or impair the rights of a Participant under an Option theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or
(b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code or Rule 16b-3.

         The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Option theretofore granted without the Participant's consent, (b) no amendment shall disqualify the Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

         The Committee may amend the terms of any Option, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Option to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher Option Prices but no such substitution shall be made which would impair the rights of Participants under such Option theretofore granted without the Participant's consent. The Committee's discretion to amend the Plan or Agreement shall be limited to the Plan's constituting a plan described in Rule 16b-3.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Options which qualify for beneficial treatment under such rules without stockholder approval.

         The Board may terminate the Plan at any time.

       8.2     Unfunded Status of Plan.  It is intended that the Plan be an
               -----------------------
"unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

       8.3     General Provisions.
               ------------------

               (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

               (b)    No Additional Obligation.  Nothing contained in the Plan
                      ------------------------
         shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for Directors or employees.

               (c)    Withholding.  No later than the date as of which an amount
                      -----------
         first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

               (d)    Representation.  The Committee shall establish such
                      --------------
         procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

               (e)    Controlling Law.  The Plan and all Options made and
                      ---------------
         actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under
         Section 16(b) of the Exchange Act.

               (f)    Offset.  Any amounts owed to the Company or an Affiliate
                      ------
         by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

       8.4     Certain Rights.  Nothing contained herein shall be deemed to
               --------------
alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment or appointment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or other relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of the Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in the Plan.

       8.5     Options in Substitution for Options Granted by Other
               ----------------------------------------------------
Corporations.  Options may be granted under the Plan from time to time in
- ------------
substitution for awards held by employees, directors or service providers of other corporations who are about to become Directors of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

       8.6     Procedure for Adoption.  Any Affiliate of the Company may by
               ----------------------
resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its Directors as of the date specified in the board resolution.

       8.7     Procedure for Withdrawal.  Any Affiliate which has adopted the
               ------------------------
Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

       8.8     Delay.  If at the time a Participant incurs a Termination of
               -----
Directorship (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to the Plan.

       8.9     Headings.  The headings contained in the Plan are for reference
               --------
purposes only and shall not affect the meaning or interpretation of the Plan.

       8.10    Severability.  If any provision of the Plan shall for any reason
               ------------
be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

       8.11    Successors and Assigns. The Plan shall inure to the benefit of
               ----------------------
and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

       8.12    Entire Agreement.  The Plan and the Agreement constitute the
               ----------------
entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

       Executed on this      day of         , 199  .
                        ----        --------     --


                              FLUOROSCAN IMAGING SYSTEMS, INC.


                              By:
                                  ---------------------------------------